                                                                   EXHIBIT 10.4


                     AMENDED AND RESTATED SECURITY AGREEMENT


         THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") is made and entered into as of November 8, 2000 by and between DIVERSICARE LEASING CORP., a Tennessee corporation (the "Debtor"), and STERLING ACQUISITION CORP., a Kentucky corporation ("Secured Party").

                                    RECITALS:

         A. Capitalized terms used and not otherwise defined herein shall have the meanings given them in Article I below.

         B. Concurrently herewith, Secured Party and Debtor have entered into the Lease, pursuant to which Secured Party has leased to Debtor the Facilities.

         C. This Security Agreement is intended to consolidate, amend and restate those certain security agreements previously delivered to secure the 1992 Master Lease, the 1994 Master Lease, the 1997 Master Lease, and the West Liberty Master Lease into one document.

         D. The obligations of the Original Security Agreements have been assigned to, and assumed by, the Debtor.

         E. The rights, title and interests to the Collateral secured by the Original Security Agreements have been assigned to, and assumed by, the Debtor subject to the security interests of the Secured Party.

         F. The rights and obligations of the lessee under the Original Master Leases have been assigned to, and assumed by, the Debtor, as the lessee thereunder.

         G. The rights and obligations of the lessors under the Original Master Leases have been assigned to, and assumed by, the Secured Party, as the lessor thereunder.

         H. As a condition to Secured Party's agreement to enter into the Lease, Secured Party has required Debtor to enter into this Security Agreement and to grant, amend and restate security interests to Secured Party as herein provided.

         NOW, THEREFORE, in order to induce Secured Party to enter into the Lease, and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

         This Security Agreement is executed and delivered in connection with the Lease. Terms defined in the Commercial Code (as hereinafter defined) and not otherwise defined in this Security Agreement or in the Lease shall have the meanings ascribed to those terms in the Commercial Code. In addition to the other definitions contained herein, when used in this Agreement the following terms shall have the following meanings:

         "1992 Master Lease" means the certain master lease dated August 14, 1992 between Omega Healthcare Investors, Inc. as lessor, and Diversicare Corporation of America, as lessee, for the facilities described therein.

         "1994 Master Lease" means the certain master lease dated December 1, 1994 between Secured Party as lessor, and Sterling Health Care Management, Inc., as lessee, for the facilities described therein.

         "1997 Master Lease" means the certain master lease dated March 1, 1997 between Secured Party as lessor, and Sterling Health Care Management, Inc., as lessee, for the facilities described therein.

         "Collateral" means the collateral described in Article II, Section 2 below.

         "Commercial Code" means the Uniform Commercial Code, as enacted and in force from time to time in the state in which the Facilities are located.

         "Debtor's Personal Property" means any tangible personal property owned by Debtor and not used in connection with the operation of the Facilities.

         "Facilities" means the healthcare facilities identified on attached
SCHEDULE 1.

         "Lease" means the Consolidated Amended and Restated Master Lease executed concurrently herewith by Secured Party, as lessor, and Debtor, as lessee of the Facilities.

         "Original Master Leases" means the 1992 Master Lease, the 1994 Master Lease, the 1997 Master Lease, and the West Liberty Master Lease, collectively.

         "Original Security Agreements" means any and all security agreements delivered to secure the Original Master Leases or any one of them.

         "Settlement and Restructuring Agreement" means that certain settlement and restructuring agreement by and among Advocat, Inc., a Delaware corporation, Debtor,

Sterling Health Care Management, Inc., a Kentucky corporation, Diversicare Management Services Co., a Tennessee corporation, Omega Healthcare Investors, Inc., a Maryland corporation, and Secured Party of even date herewith.

         "Subordinated Note" means that certain subordinated note from Advocat, Inc., a Delaware corporation to Omega Healthcare Investors, Inc., a Maryland corporation in the original principal amount of Three Million Dollars ($3,000,000.00) Dollars of even date herewith.

         "West Liberty Master Lease" means the certain first amendment to master sublease dated March 3, 1999 between OS Leasing Company as lessor, and Diversicare Leasing Corp., as lessee, for the facilities described therein.

                             ARTICLE II - AGREEMENT

         1. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a continuing security interest in the Collateral to secure the payment of all amounts now or hereafter due and owing to Secured Party from Debtor under the Lease, or any extension or renewal thereof, and any and all other obligations incurred in connection therewith, together with all other obligations or indebtedness of Debtor and/or Advocat, Inc. to Secured Party under the Lease, Settlement and Restructuring Agreement, and Subordinated Note however created, evidenced or arising, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, plus all interest, costs, out-of-pocket expenses and reasonable attorneys' fees which may be made or incurred by Secured Party in the administration, and collection thereof (the "Liabilities"), and in the protection, maintenance, and liquidation of the Collateral. This Security Agreement shall be and become effective when, and continue in effect as long as, any Liabilities of Debtor to Secured Party are outstanding and unpaid, and except as otherwise permitted pursuant to the terms of this Agreement, the Settlement and Restructuring Agreement, or the Lease, Debtor will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Security Agreement is in effect without the prior and express written consent of Secured Party. Notwithstanding the foregoing, the obligation of Debtor to pay Secured Party Five Million Dollars ($5,000,000) plus interest thereon as set forth in Section 15 of the Settlement and Restructuring Agreement shall be secured only by the Equipment (as hereinafter defined).

         2. COLLATERAL. The "Collateral" covered by this Agreement is all of the personal property described below that Debtor now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and that is located at or used exclusively in connection with, or arises from or in connection with Debtor's use and operation of, the Facilities, consisting of the following:

                  (a) Accounts. To the extent permitted by law, all accounts, Health Care Insurance Receivables (as defined in Revised Article 9, hereinafter deferred), accounts receivable, deposits, prepaid items, documents, chattel paper, instruments, contract rights (including rights under any management agreement or franchise agreement with respect to the Facilities), general intangibles, choses in action, including any right to any refund of any taxes paid to any governmental authority prior to or after the date of this Agreement, and all ledgers, printouts, papers, data, file materials and information relating to any account debtors in respect thereof, and/or to the operation of the Debtor's business relating to the Facilities, and all rights of access to such books, records, ledgers, printouts, data, file materials and information, and all property in which such books, records, ledgers, printouts, data, file materials and information are stored (the "Accounts"); and

                  (b) Certificates of Need. To the extent permitted by law, all Certificates of Need now or hereafter issued in connection with the Facilities (the "Certificates"); and

                  (c) Equipment. All equipment, furniture, fixtures and other personal property used in connection with the operation of the Facilities, whether now owned or hereafter acquired by Debtor, together with all accessions, additions, parts, attachments, accessories, or appurtenances thereto including but not limited to linens, motor vehicles, furniture, fixtures and movable equipment, leasehold improvements, and all books and records now owned or hereafter acquired pertaining to any of the above described property other than Debtor's Personal Property, but specifically excluding any computer readable memory and any computer hardware or software necessary to process such memory (the "Equipment") and

                  (d) Insurance Rights. All rights under contracts of insurance now owned or hereafter acquired covering any of the Collateral ("Insurance Rights"); and

                  (e) Inventory. All inventory and goods, now owned or hereafter acquired, including but not limited to, raw materials, work in process, finished goods, food, medicines, tangible property, stock in trade, wares and merchandise used in or sold in the ordinary course of business at the Facilities (the "Inventory"); and

                  (f) Medicaid. To the extent permitted by law, all rights to reimbursement under that certain program of medical assistance, funded jointly by the federal government and the states, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C.ss.ss.1396 et seq.) and the regulations promulgated thereunder; and

                  (g) Medicare. To the extent permitted by law, all rights to reimbursements under that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C.ss.ss. 1395 et seq.) and the regulations promulgated thereunder; and

                  (h) Other Property. All other tangible and intangible property of Debtor now or hereinafter acquired by Debtor and located at the Facilities or used exclusively in connection with the operation of the Facilities, including without limitation, but specifically excluding Debtor's continuous quality improvement program, manuals and materials; management information systems; policy, procedure and educational manuals and materials; and similar proprietary property including any right to the use of the name "Diversicare"' and

                  (i) Patient Agreements. To the extent permitted by law, any and all contracts, authorizations, agreements or consents made by or on behalf of any patient or resident of any of the Facilities, or any other person seeking or obtaining services or goods from Debtor, pursuant to which Debtor provides skilled nursing care, intermediate care, personal care and/or assisted living facilities, or any form of patient or residential care, as well as related services at any of the Facilities (as such contracts, authorizations, agreements or consents may be amended, supplemented, renewed, replaced, extended or modified from time to time); including consents to treatment and assignments of payment of benefits (collectively, the "Patient Agreements");and

                  (j) Permits. To the extent permitted by law, (i) the operating licenses for each of the Facilities, any certificate of need, any other license, permit, approval or certificate which from time to time, may be issued or is required to be issued by the United States, any state or local government, or any agency or instrumentality of any of the foregoing with respect to the construction, installation or operation of any of the Facilities or any portion or component of any of the Facilities, the providing of any professional or other services by the Debtor, the purchase, sale, dispensing, storage, prescription or use of drugs, medications or the like by Debtor, or any other operations or businesses of Debtor; and (ii) certifications and eligibility for participation by Debtor, in respect of its operation of any of the Facilities, in programs or arrangements of or reimbursement from any third-party payors, including Medicare and Medicaid; and (iii) all other licenses permits and certificates used or useful in connection with the ownership, operation, use or occupancy of any of the Facilities (collectively, the "Permits"); and

                  (k) Investment Property. All Investment Property (as defined in the Uniform Commercial Code), other than a security, whether certificated or uncertificated, in a subsidiary or affiliate of Debtor; and,

                  (l) Proceeds. Proceeds arising out of the operation of the Facilities, including, without limitation, proceeds of hazard or other insurance policies and eminent domain or condemnation awards, of all of the foregoing described Inventory or Equipment, together with any and all deposits or other sums at any time credited by or due from Secured Party to Debtor and any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or Proceeds thereof hereunder) owned by Debtor or in which Debtor has an interest, which are now or at any time hereafter in possession or under the control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party has conditionally released the same (the "Proceeds"); and

                  (m) Reimbursement Contracts. To the extent permitted by law, all rights to third-party reimbursement contracts for the Facilities which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, managed care plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing; and

                  (n) Rights. All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing.

         The form of a description of the Collateral to be attached to financing statements executed by Debtor in connection herewith is attached hereto as EXHIBIT A. Except to the extent set forth above, the term "Collateral" does not include Debtor's Personal Property.

         3.       PERFECTION OF SECURITY INTEREST.

                  (a) Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral pledged by Debtor hereunder, without the signature of Grantor where permitted by law. A copy of each such statement and amendment will be timely provided to Debtor. Debtor shall execute and deliver to Secured Party, concurrently with Debtor's execution of this Security Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements and continuation financing statements (where not covered by the foregoing sentence), assignments, affidavits, reports, notices, letters of authority, vehicle title notations and all other documents that Secured Party may reasonably request, in a form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party's security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Debtor shall make appropriate entries on its books and records disclosing the security interests created hereby in the Collateral.

         4. WARRANTIES AND COVENANTS. In addition to the warranties and representations, if any, made in the Lease, Debtor warrants, represents and agrees that:

                  (a) To the extent permitted by law, Debtor has rights in or the power to transfer the Collateral, and is and will be the lawful owner or lessee of all of the Collateral, with the right, to the extent permitted by law, to subject the owned or leased property to the security interests of Secured Party hereunder;

                  (b) Except for the security interests in the Collateral herein granted to Secured Party and as described in the Settlement and Restructuring Agreement, there are no other adverse claims, liens, restrictions on transfer or pledge, or security interests in the Collateral that are known to Debtor, and there are no financing statements covering any of the Collateral filed in any public office created by or known to Debtor prior to the date hereof, except as previously disclosed by Debtor to Secured Party. Debtor shall defend Secured Party against any claims and demands of any and all other persons to the Collateral inconsistent with this Agreement;

                  (c) All of the Collateral is or will be (upon delivery) located at the Facilities or at the chief executive offices of Debtor;

                  (d) Except as permitted under the Lease or hereunder, Debtor shall not remove the Collateral from the Facilities or its chief executive offices without Secured Party's prior written consent and shall not use or permit the Collateral to be used for any unlawful purpose whatsoever. Except as permitted under the Lease or hereunder, Debtor shall not remove any Collateral from the state in which the Facilities or its chief executive offices are located, without the prior written consent of Secured Party;

                  (e) Except as permitted under the Lease, Debtor shall not conduct business under any name at the Facilities other than that given above or set forth on attached SCHEDULE 1, nor will Debtor change or reorganize the type of business entity under which it presently does business, except upon prior and express written approval of Secured Party, and, if such approval is granted, Debtor agrees that all documents, instruments and agreements reasonably requested by Secured Party and relating to such change shall be prepared, filed and recorded at Debtor's expense before the change occurs;

                  (f) Debtor shall not remove any records concerning the Collateral located at the Facilities or its chief executive offices nor keep any of its records concerning the same at any other location unless written notice thereof is given to Secured Party at least ten (10) days prior to the removal of such records to any new addresses; and

                  (g) Debtor has the right and power and is duly authorized to enter into this Security Agreement. The execution of this Security Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or by which Debtor is or may be bound or affected.

                  (h) Debtor shall not change the state of its incorporation, and shall not change its corporate name without providing Secured Party thirty (30) days prior written notice.

                  (i) Debtor's (i) chief executive office is located in the state of Tennessee, (ii) state of incorporation is the state first set forth in the first paragraph of this Security Agreement (the "Debtor State"), and (iii) exact legal name is as set forth in the first paragraph of this Security Agreement.

                  (j) Debtor shall at all times maintain the Collateral in good order and repair and with reasonable promptness make all necessary and appropriate repairs thereto of every kind and nature whether ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition whether or not existing prior to the date of this Security Agreement. It is the intention of this provision that the level of maintenance of the Collateral shall be not less than that of a first class nursing home operator making use of the Collateral for its intended use.

                  (k) All agreements and papers required to be filed, registered or recorded in order to create in favor of the Secured Party a perfected lien in the Collateral have been, or will be, filed, registered or recorded in the appropriate filing offices, and to the best of Debtor's knowledge, no further or subsequent filing, refiling, registration, re-registration, recorded or re-recording is necessary in any jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         5.       COLLECTION OF ACCOUNTS.

                  (a) Secured Party hereby authorizes and permits Debtor to collect the Accounts from its debtors. This privilege may be terminated by Secured Party at any time after notice from Secured Party upon the occurrence and during the continuance of a Triggering Event under the Settlement and Restructuring Agreement (a "Notice of Default"), and Debtor shall execute, upon demand therefor, such assignments so as to vest in Secured Party full title to the Accounts (to the extent permitted under applicable law), and Secured Party thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of Debtor with respect thereto, and with respect to the property evidenced thereby, including the right of stoppage in transit, and Secured Party may notify any debtor or debtors of the assignments of the Accounts and collect the same; thereafter, Debtor will receive all payments on the Accounts as agent of and for Secured Party and will transmit to Secured Party, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of the Accounts, including all cash moneys similarly received by Debtor. Until such delivery, Debtor shall keep all such remittances separate and apart from Debtor's own funds, capable of identification as the property of Secured Party, and shall hold the same in trust for Secured Party. After Notice of Default from the Secured Party, all items or amounts that are delivered by Debtor to Secured Party on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited in accordance with the terms of the Settlement and Restructuring Agreement. To the extent permitted by law, Secured Party or its representatives is hereby authorized to endorse, in the name of Debtor, any item, howsoever received by Secured Party, representing any payment on or other proceeds of any of the Collateral, and may endorse or sign the name of Debtor to any accounts, invoices, assignments, financing statements, notices to debtors, bills of lading, storage receipts, or other instruments or documents in respect to Accounts or the property covered thereby requested by Secured Party. Debtor shall promptly give Secured Party, upon demand, copies of all Accounts, to be accompanied by such information and by such documents or copies thereof as Secured Party may reasonably require. After Notice of Default from Secured Party, Debtor shall maintain such records with respect to the Accounts and the conduct and operation of its business as Secured Party may reasonably request, and will furnish to Secured Party all information with respect to the Accounts and the conduct and operation of its business, including balance sheets, operating statements and other financial information, as Secured Party may reasonably request from time to time.

                  (b) Until such time as Secured Party shall notify Debtor of the revocation of such power and authority by reason of an a Triggering Event (and effective only during the continuance thereof), Debtor (i) may, only in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by Debtor for such purpose; (ii) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Debtor's business at the Facilities; (iii) replace Equipment in accordance with the provisions of the Lease; and (iv) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Secured Party may reasonably request or, in the absence of such request, as Debtor may deem advisable. A sale in the ordinary course of business shall not include a transfer in partial or total satisfaction of a debt.

         6. INSPECTIONS/INFORMATION. Debtor shall permit Secured Party or its agents upon reasonable written request and during business hours to have access to and to inspect any of the Collateral. Secured Party may from time to time inspect, check, make copies of, or extracts from the books, records and files of Debtor relating to the Collateral, and Debtor shall make the same available to Secured Party upon reasonable written notice and during business hours. Secured Party's right of access and inspection shall be subject to any prohibitions or limitations on disclosure under applicable law, including any so-called "Patient's Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient relationship.

         7.       DEFAULT/REMEDIES

                  (a) The occurrence of any "Event of Default" under the Lease or a default under the Settlement and Restructuring Agreement shall constitute a Security Agreement Event of Default without any additional notice or grace period. In addition, the following shall also constitute a Security Agreement Event of Default:

                           (i) If any of the representations or warranties made by Debtor hereunder prove to be untrue when made in any material respect, the Secured Party or Collateral is materially and adversely affected thereby, and same is not cured within fifteen (15) days after written notice from Secured Party thereof; or

                           (ii) If Debtor fails to perform any term, covenant, or condition of this Security Agreement and such failure is not cured within fifteen (15) days after written notice from Secured Party thereof; unless such default by its nature cannot be cured within said fifteen (15) days in which event Debtor shall have such additional time, not to exceed sixty (60) days from the date of such notice, as may be reasonably required under the circumstances to cure such default, provided Debtor commences such cure within said fifteen (15) day period and diligently prosecutes such cure thereafter.

                  (b) Whenever a Security Agreement Event of Default shall have occurred and so long as its continues, Secured Party may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Lease, this Security Agreement or applicable law. Secured Party shall have the right to hold any property then in or upon the Facilities (but excluding any property belonging to patients at the Facilities) at the time of repossession not covered by this Security Agreement until return is demanded in writing by Debtor. Debtor agrees, in case of the occurrence of a Security Agreement Event of Default and upon the request of Secured

Party, to assemble, at its expense, all of the Collateral at a convenient place acceptable to Secured Party and to pay all costs of Secured Party of collection of all the Liabilities, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses, including participation in bankruptcy proceedings, and the expenses of locating the Collateral and the expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If the Collateral is disposed of at a public sale, the parties agree that a public sale with at least ten (10) calendar days prior notice to, Debtor and notice to the public by one publication in a local newspaper is commercially reasonable. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, by first class mail, postage prepaid, addressed to the Debtor either at the address set forth in the notice section hereof, or at any other address of the Debtor appearing on the records of Secured Party.

                  (c) TO THE EXTENT PERMITTED BY LAW, DEBTOR AGREES THAT SECURED PARTY SHALL, UPON THE OCCURRENCE OF ANY SECURITY AGREEMENT EVENT OF DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL. DEBTOR WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

         8. INDEMNITY. In addition to the indemnities set forth in the Lease, Debtor shall protect (except to the extent same is caused by the gross negligence or wilful misconduct of Secured Party), indemnify and hold harmless Secured Party and its officers, employees, directors and agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, and out-of-pocket costs and expenses whatsoever (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Secured Party or its officers, employees, directors or agents, by reason of the ownership, use, construction and operation of the Collateral by Debtor, its officers, directors, servants, agents and employees or by reason of enforcement of Secured Party's rights hereunder or under the Lease. As used in this Security Agreement, the term "attorneys' fees" includes fees incurred in any appeal and/or enforcement proceedings. In case any action, suit or proceeding is brought against Secured Party by reason of any such occurrence, Debtor, upon request of Secured Party, shall at Debtor's expense cause such action, suit or proceeding to be resisted and defended by counsel approved by Secured Party with respect to proceedings and matters involving Secured Party. Any amounts payable to Secured Party under this Section 8 which are not paid within thirty (30) days after written demand therefor shall bear interest at the Overdue Rate as specified in the Lease from the date of such demand, and such amounts, together with such interest, shall be indebtedness secured by this Security Agreement. The obligations of Secured Party under this Section 8 shall survive the expiration or earlier termination of the Term of the Lease for a period of three (3) years; provided, however, if Secured Party has delivered notice to Debtor of a claim or potential claim under this Section 8, then the obligations of Debtor shall be extended with respect to such claim or potential claim until the final resolution of such claim or potential claim by the parties thereto.

         9. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The parties acknowledge and agree to the following provisions of this Security Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law ("Revised Article 9").

                  (a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Debtor, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation and without limitation to the Collateral as defined herein, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Debtor, or any of them, shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim with respect to a Facility, as defined in Revised Article 9, Debtor shall immediately notify the Secured Party, in a writing signed by Debtor, of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

                  (b) Perfection by Filing. Secured Party may at any time and from time to time, pursuant to the provisions of this Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Debtor or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether that Debtor is an organization, the type of organization and any organization identification number(s) issued to the Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Debtor, as provided in this Agreement, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  (c) Other Perfection, etc. Debtor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Secured Party may reasonably request for Secured Party (a) to obtain an acknowledgment, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. ss.ss.9- 104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to Secured Party, and (c) otherwise to insure the continued perfection and priority of Secured Party's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction.

                  (d) Savings Clause. Nothing contained in this Section 9 shall be construed to narrow the scope of Secured Party's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Secured Party except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

                  (e) Nothing contained in this Section 9 shall be construed as granting a security interest in any assets of Debtor, except assets which are located at or are used exclusively in connection with, or which arise from or in connection with Debtor's use and operation of, the Facilities.

         10.      GENERAL

                  (a) Time shall be deemed of the essence with respect to this Security Agreement.

                  (b) Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. Failure of Secured Party to preserve or protect any rights with respect to such Collateral against any prior parties shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.

                  (c) Any delay on the part of Secured Party in exercising any power, privilege or right under the Lease, this Security Agreement or under any other instrument or document executed by Debtor in connection herewith shall not operate as a waiver thereof. No single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Secured Party of any default by Debtor shall not constitute a waiver of any subsequent defaults but shall be restricted to the default so waived.

                  (d) All rights, remedies and powers of Secured Party hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and power is given by the Lease or the Commercial Code, or any other applicable laws now existing or hereafter enacted.

                  (e) Whenever the singular is used hereunder, it shall be deemed to include the plural (and vice-versa), and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Security Agreement so requires. Section captions or headings used in this Security Agreement are for convenience and reference only and shall not affect the construction thereof.

                  (f) Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

                  (g) This Security Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which, when taken together, shall constitute one agreement.

                  (h) The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns, and this Security Agreement shall be binding on all assigns and successors of Debtor as may be permitted under the Lease.

                  (i) In the event of any action to enforce this Security Agreement or to protect the security interest of Secured Party in the Collateral, or to protect, preserve, maintain, process, assemble, develop, insure, market or sell any Collateral, Debtor agrees to pay the costs owed and expenses thereof, together with reasonable and documented attorneys' fees (including fees incurred in appeals and post judgment enforcement proceedings).

                  (J) THIS SECURITY AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE DEBTOR AND SECURED PARTY SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT THAT THE LAWS OF THE STATE WHERE THE COLLATERAL IS LOCATED SHALL GOVERN THIS SECURITY AGREEMENT (A) TO THE EXTENT NECESSARY

TO PERFECT AND/OR ENFORCE THE LIENS CREATED BY THIS SECURITY AGREEMENT AND TO THE EXTENT NECESSARY TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE COLLATERAL, AND (B) FOR PROCEDURAL REQUIREMENTS THAT MUST BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

                  (K) DEBTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED AND MICHIGAN AND AGREES THAT ALL DISPUTES CONCERNING THIS SECURITY AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE IN WHICH THE COLLATERAL IS LOCATED OR IN MICHIGAN. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED OR MICHIGAN, AND DEBTOR IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED AND MICHIGAN.

                  (l) No amendment to this Security Agreement shall be effective unless the same shall be in writing and signed by the parties.

                  (m) Nothing contained herein shall be construed as in any way modifying or limiting the effect of terms or conditions set forth in the Lease, but each and every term and condition hereof shall be in addition thereto.

                  (n) All notices required or permitted to be given hereunder shall be given and deemed effective as provided in the Lease. The parties hereby agree that a notice sent as specified in this paragraph at least ten (10) days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to be reasonable notice of such sale or other disposition.

                  (o) Upon the full payment, satisfaction and discharge of the Liabilities herein secured, the security interests provided for herein shall terminate and Secured Party shall file, register or record UCC-3 termination statements or other appropriate evidence of such termination with the appropriate filing offices in all jurisdictions necessary to evidence such termination of the security interests herein provided.

                            [signatures on next page]

         IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.


                                   SECURED PARTY:

                                   STERLING ACQUISITION CORP.



                                   By:      /s/ Susan A. Kovach
                                      --------------------------------------
                                            Susan A. Kovach
                                   Its:     Vice President

                                   DEBTOR:

                                   DIVERSICARE LEASING CORP.



                                   By:      /s/ James F. Mills, Jr.
                                      --------------------------------------
                                            James F. Mills, Jr.
                                   Its:     Senior Vice President

                                   SCHEDULE 1

DEBTOR:              DIVERSICARE LEASING CORP.

SECURED PARTY:       STERLING ACQUISITION CORP.

FACILITIES:

ALABAMA

CANTERBURY HEALTH FACILITY
1720 Knowles Road
Phenix City, Alabama 36869
Russell County

LYNWOOD NURSING HOME
4164 Halls Mills Road
Mobile, Alabama 36693
Mobile County

NORTHSIDE HEALTHCARE
700 Hutchins Avenue
Gadsden, Alabama 35904
Etowah County

WESTSIDE HEALTHCARE
4320 Judith Lane
Huntsville, Alabama 35805
Madison County

ARKANSAS

ASH FLAT NURSING AND REHABILITATION CENTER
HC 67, Box 5A
Ash Flat, Arkansas 72513
Sharp County

DES ARC NURSING AND REHABILITATION CENTER
2216 West Main Street
Des Arc, Arkansas 72040
Prairie County

EUREKA SPRINGS NURSING AND REHABILITATION CENTER
235 Huntsville Road
Eureka Springs, Arkansas 72632
Carroll County

FAULKNER NURSING AND REHABILITATION CENTER
2603 Dave Ward Drive
Conway, Arkansas 72032
Faulkner County

GARLAND NURSING AND REHABILITATION CENTER
610 Carpenter Dam Road
Hot Springs, Arkansas 71901
Garland County

OUACHITA NURSING AND REHABILITATION CENTER
1411 Country Club Road
Camden, Arkansas 71701
Ouachita County

THE PINES NURSING AND REHABILITATION CENTER
534 Carpenter Dam Road
Hot Springs, Arkansas 71901
Garland County

POCAHONTAS NURSING AND REHABILITATION CENTER
105 Country Club Road
Pocahontas, Arkansas 72455
Randolph County

RICH MOUNTAIN NURSING AND REHABILITATION CENTER
306 Hornbeck
Mena, Arkansas 71953
Polk County

SHERIDAN NURSING AND REHABILITATION CENTER
113 South Briarwood Drive
Sheridan, Arkansas 72150
Grant County

STILLMEADOW NURSING AND REHABILITATION CENTER
105 Russelville Road
Malvern, Arkansas 72104
Hot Spring County

WALNUT RIDGE NURSING AND REHABILITATION CENTER
1500 West Main
Walnut Ridge, Arkansas 72476
Lawrence County

KENTUCKY

BOYD NURSING AND REHABILITATION
12800 Princeland Drive
Ashland, Kentucky 41102
Boyd County

CARTER NURSING AND REHABILITATION CENTER
P.O. Box 904 (250 McDavid Boulevard)
Grayson, Kentucky 41143
Carter County

ELLIOTT NURSING AND REHABILITATION CENTER
P.O. Box 694 (Route 32 East, Howard Creek Road)
Sandy Hook, Kentucky 41171
Elliott County

SOUTH SHORE NURSING AND REHABILITATION CENTER
P.O. Box 489 (James Hannah Drive)
South Shore, Kentucky 41175
Greenup County

WEST LIBERTY NURSING AND REHABILITATION CENTER
P.O. Box 219 (774 Liberty Road)
West Liberty, Kentucky 41472
Morgan County

WURTLAND HEALTH CARE CENTER
P.O. Box 677 (100 Wurtland Avenue)
Greenup, Kentucky 41144
Greenup County

OHIO

BEST CARE
2159 Dogwood Ridge
Wheelersburg, Ohio 45694
Scioto County

TENNESSEE

LAUREL MANOR HEALTH CARE FACILITY
902 Buchanan Road
New Tazwell, Tennessee 37825
Claiborne County

MANOR HOUSE OF DOVER
Highway 49 East, P.O. Box 399
Dover, Tennessee 37058
Stewart County

MAYFIELD REHABILITATION AND SPECIAL CARE CENTER
200 Mayfield Drive
Smyrna, Tennessee 37167
Rutherford County

                                    EXHIBIT A

                     FORM OF EXHIBIT TO FINANCING STATEMENT


Debtor:             DIVERSICARE LEASING CORP.

Secured Party:      STERLING ACQUISITION CORP.

                            Description of Collateral

         All personal property of Debtor described below, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof and wherever situated, including, without limitation, the following:

         (a) Accounts. To the extent permitted by law, all accounts, Health Care Insurance Receivables (as defined in Revised Article 9, hereinafter deferred), accounts receivable, deposits, prepaid items, documents, chattel paper, instruments, contract rights (including rights under any management agreement or franchise agreement with respect to the Facilities), general intangibles, choses in action, including any right to any refund of any taxes paid to any governmental authority prior to or after the date of this Agreement, and all ledgers, printouts, papers, data, file materials and information relating to any account debtors in respect thereof, and/or to the operation of the Debtor's business relating to the Facilities, and all rights of access to such books, records, ledgers, printouts, data, file materials and information, and all property in which such books, records, ledgers, printouts, data, file materials and information are stored (the "Accounts"); and

         (b) Certificates of Need. To the extent permitted by law, all Certificates of Need now or hereafter issued in connection with the Facilities (the "Certificates"); and

         (c) Equipment. All equipment, furniture, fixtures and other personal property used in connection with the operation of the Facilities, whether now owned or hereafter acquired by Debtor, together with all accessions, additions, parts, attachments, accessories, or appurtenances thereto including but not limited to linens, motor vehicles, furniture, fixtures and movable equipment, leasehold improvements, and all books and records now owned or hereafter acquired pertaining to any of the above described property other than Debtor's Personal Property, but specifically excluding any computer readable memory and any computer hardware or (except as set forth herein) software necessary to process such memory (the "Equipment") and

         (d) Insurance Rights. All rights under contracts of insurance now owned or hereafter acquired covering any of the Collateral ("Insurance Rights"); and

         (e) Inventory. All inventory and goods, now owned or hereafter acquired, including but not limited to, raw materials, work in process, finished goods, food, medicines, tangible property, stock in trade, wares and merchandise used in or sold in the ordinary course of business at the Facilities (the "Inventory"); and

         (f) Medicaid. To the extent permitted by law, all rights to reimbursement under that certain program of medical assistance, funded jointly by the federal government and the states, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C.ss.ss. 1396 et seq.) and the regulations promulgated thereunder; and

         (g) Medicare. To the extent permitted by law, all rights to reimbursements under that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care, and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C.ss.ss. 1395 et seq.) and the regulations promulgated thereunder; and

         (h) Other Property. All other tangible and intangible property of Debtor now or hereinafter acquired by Debtor and located at the Facilities or used exclusively in connection with the operation of the Facilities, including without limitation, but specifically excluding Debtor's continuous quality improvement program, manuals and materials; management information systems; policy, procedure and educational manuals and materials; and similar proprietary property including any right to the use of the name "Diversicare"' and

         (i) Patient Agreements. To the extent permitted by law, any and all contracts, authorizations, agreements or consents made by or on behalf of any patient or resident of any of the Facilities, or any other person seeking or obtaining services or goods from Debtor, pursuant to which Debtor provides skilled nursing care, intermediate care, personal care and/or assisted living facilities, or any form of patient or residential care, as well as related services at any of the Facilities (as such contracts, authorizations, agreements or consents may be amended, supplemented, renewed, replaced, extended or modified from time to time); including consents to treatment and assignments of payment of benefits (collectively, the "Patient Agreements");and

         (j) Permits. To the extent permitted by law, (i) the operating licenses for each of the Facilities, any certificate of need, any other license, permit, approval or certificate which from time to time, may be issued or is required to be issued by the United States, any state or local government, or any agency or instrumentality of any of the foregoing with respect to the construction, installation or operation of any of the Facilities or any portion or component of any of the Facilities, the providing of any professional or other services by the Debtor, the purchase, sale, dispensing, storage, prescription or use of drugs, medications or the like by Debtor, or any other operations or businesses of Debtor; and (ii) certifications and eligibility for participation by Debtor, in respect of its operation of any of the Facilities, in programs or arrangements of or reimbursement from any third-party payors, including Medicare and Medicaid; and (iii) all other licenses permits and certificates used or useful in connection with the ownership, operation, use or occupancy of any of the Facilities (collectively, the "Permits"); and

         (k) Investment Property. All Investment Property (as defined in the Uniform Commercial Code), other than a security, whether certificated or uncertificated, in a subsidiary or affiliate of Debtor; and,

         (l) Proceeds. Proceeds arising out of the operation of the Facilities, including, without limitation, proceeds of hazard or other insurance policies and eminent domain or condemnation awards, of all of the foregoing described Inventory or Equipment, together with any and all deposits or other sums at any time credited by or due from Secured Party to Debtor and any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or Proceeds thereof hereunder) owned by Debtor or in which Debtor has an interest, which are now or at any time hereafter in possession or under the control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party has conditionally released the same (the "Proceeds"); and

         (m) Reimbursement Contracts. To the extent permitted by law, all rights to third-party reimbursement contracts for the Facilities which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, managed care plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing; and

         (n) Rights. All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing.

         Except as stated above, the term Collateral does not include Debtor's Personal Property (as defined in the Security Agreement of even date herewith between Secured Party and Debtor related to that certain Lease of even date herewith between Secured Party, as lessor, and Debtor, as lessee).


                                        4